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                                                                       EXHIBIT 5



                               April 22, 1997



Red Brick Systems, Inc.
485 Alberto Way
Los Gatos, CA 95032


          Re: Red Brick Systems, Inc. Registration Statement for Offering of 1,475,967 Shares of Common Stock


Ladies and Gentlemen:

       We refer to your registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of (i) 875,967 shares of Common Stock under the Company's 1995 Stock Option Plan and (ii) 600,000 shares of Common Stock under the Company's Supplemental Stock Option Plan. We advise you that, in our opinion, when such shares have been issued and sold pursuant to the applicable provisions of the 1995 Stock Option Plan and Supplemental Stock Option Plan in accordance with the Registration Statement, such shares will be validly issued, fully paid and nonassessable shares of the Company's Common Stock.

       We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.



                               Very truly yours,


                               /s/ GUNDERSON DETTMER STOUGH VILLENEUVE
                                   FRANKLIN & HACHIGIAN, LLLP
                               Gunderson Dettmer Stough Villeneuve
                               Franklin & Hachigian, LLP